Exhibit (a)(iii) under Form N-1A
                                          Exhibit (3)(i) under Item 601/Reg. S-K

           FEDERATED U.S. GOVERNMENT SECURITIES FUND: 5-10 YEARS

                              Amendment No. 2
                                  to the
                           DECLARATION OF TRUST

                            Dated June 14, 1995


      THIS Declaration of Trust is amended as follows:

A. Strike the first sentence of Section 5 of Article XII from the Declaration of Trust and substitute in its place the following:

            Section 5.  Offices of the Trust, Filing of
            Copies, Headings, Counterparts. The Trust shall maintain a usual place of business in Massachusetts, which shall be determined by the Trustees, and shall continue to maintain an office at such address unless changed by the Trustees to another location in Massachusetts.

      The undersigned, Vice President, hereby certifies that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 17th day of May, 2000.

      WITNESS the due execution hereof this 17th day of May, 2000.


                                    /s/ Richard B. Fisher
                                    ------------------------------
                                    Richard B. Fisher, Vice President

          FEDERATED U.S. GOVERNMENT SECURITIES FUND: 5-10 YEARS

                              Amendment No. 3
                                  to the
                           Declaration of Trust
                           (dated June 14, 1995)

      THIS Declaration of Trust is amended as follows:

Strike Section 1 of Article I of the Declaration of Trust and substitute in its place the following:

Section 1. Name. This Trust shall be known as the Federated Total Return Government Bond Fund, and the Trustees may conduct the business of the Trust under that name or any other name as they may determine from time to time.

Strike the first paragraph of Section 5 of Article II of the Declaration of Trust and substitute in its place the following:

Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the initial Series shall be, and is established and designated as, Federated Total Return Government Bond Fund, and the initial classes shall be, and are established and designated as, Institutional Shares and Institutional Services Shares .

Strike Section 9 of Article XII of the Declaration of Trust and substitute in its place the following:

Section 9. Use of Name. The Trust acknowledges that Federated Investors has reserved the right to grant the non-exclusive use of the name "Federated Total Return Government Bond Fund" or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor, or other business enterprise, and to withdraw from the Trust or one or more Series or Classes any right to the use of the name "Federated Total Return Government Bond Fund".

      The undersigned hereby certify that the above Amendment is a true and correct Amendment to the Declaration of Trust as approved by the Board of Trustees at a meeting on the 15th day of November, 2000.








      Witness the due execution hereof this 15th day of November, 2000.

/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
------------------------------      ------------------------------
John F. Donahue                     Lawrence D. Ellis, M.D.


/s/ Thomas G. Bigley                /s/ Peter E. Madden
------------------------------      ------------------------------
Thomas G. Bigley                    Peter E. Madden


/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
------------------------------      ------------------------------
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.


/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
------------------------------      ------------------------------
Nicholas P. Constantakis            John E. Murray, Jr.


/s/ John F. Cunningham              /s/ Marjorie P. Smuts
------------------------------      ------------------------------
John F. Cunningham                  Marjorie P. Smuts


/s/ J. Christopher Donahue          /s/ John S. Walsh
------------------------------      ------------------------------
J. Christopher Donahue              John S. Walsh